UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2026

COLUMBUS ACQUISITION CORP
(Exact name of registrant as specified in its charter)

Cayman Islands	001-42485	N/A
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

14 Prudential Tower Singapore 049712
(Address of principal executive offices)

(+1) 949 899 1827

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, consisting of one ordinary share, $0.0001 par value, and one Right to acquire one-seventh of one ordinary share	COLAU	The Nasdaq Stock Market LLC
Ordinary shares, par value $0.0001 per share	COLA	The Nasdaq Stock Market LLC
Rights, each whole right to acquire one-seventh of one ordinary share	COLAR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously discussed, on May 22, 2026, Columbus Acquisition Corp, a Cayman Islands exempted company (the “Company”) received written notice (the “MVLS Notice”) from Listing Qualifications Staff (the “Staff”) of the Nasdaq Stock Market LLC (“Nasdaq”) that, for the previous 30 consecutive business days, the market value of listed securities (“MVLS”) for the Company was below the $50 million minimum MVLS requirement for continued listing on the Nasdaq Global Market under Nasdaq Listing Rule 5450(b)(2)(A) (the “MVLS Rule”).

On May 28, 2026, the Company the Company received a written notice from Nasdaq notifying the Company that the Staff has determined that for the last 10 consecutive business days, from May 13, 2026 to May 27, 2026, the Company’s MVLS has been $50 million or greater. Accordingly, the Company has regained compliance with the MVLS Rule and the Staff has indicated that the matter is now closed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Columbus Acquisition Corp

	By:	/s/ Fen Zhang
	Name:	Fen Zhang
	Title:	Chief Executive Officer

Date: May 29, 2026

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